UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting (the “Meeting”) of the shareholders of China United Insurance Service, Inc. (the “Company”) was reconvened on December 30, 2020 after the adjournment announced on December 18, 2020, the original date for the Meeting, at the Company’s primary offices located at 7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan. The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission (the “SEC”) on November 4, 2020, and received the final tabulation of its shareholders’ votes on December 30, 2020.

The following proposal was voted upon by the stockholders at the Meeting:

●	A proposal to elect or reelect seven directors to hold office for a three-year term and until their respective successors are elected and qualified.

All director nominees were elected or re-elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Fu Chang Li	20,166,731	500	-
Chwan Hau Li	20,166,731	500	-
Chih Yuan Lu	20,166,731	500	-
Chun Hui Yang	20,166,731	500	-
Tse Hsun Niu	20,166,731	500	-
Shu Yuan Sun	20,166,731	500	-
Yi Hsiao Mao	20,166,731	500	-

The rest of the proposals were also approved by the stockholders during the Meeting:

●	To approve, by a non-binding advisory vote, the compensation of our named executive officers; and

●	To ratify the appointment of MACIAS, GINI & O’CONNELL, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: January 6, 2021

By:	/s/ Yi-Hsiao Mao
Name:	Yi-Hsiao Mao
Title:	Chief Executive Officer